UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/25/2008

CV THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-21643

Delaware	43-1570294
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3172 Porter Drive, Palo Alto, CA 94304
(Address of principal executive offices, including zip code)

650-384-8500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

On April 25, 2008, we publicly disseminated a press release announcing financial results for the first quarter ended March 31, 2008.

The foregoing description is qualified in its entirety by reference to our press release dated April 25, 2008, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

* * * * *

Item 8.01.    Other Events

The Company previously announced that it continues to project cash use of less than $100 million in 2008 and cash use of less than $50 million in 2009. The Company reaffirms its guidance with respect to cash usage in 2008, and is reevaluating its potential cash utilization in 2009, in light of various factors including the recent approval of Lexiscan(TM) (regadenoson) injection for use in the United States as a pharmacologic stress agent in radionuclide myocardial perfusion imaging in patients unable to undergo adequate exercise stress, the recent approval of ranolazine for use in the European Union in treating chronic angina, and the potential for changes in 2008 to the product labeling for Ranexa(R) (ranolazine extended release tablets) in the United States.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

99.1. Press Release dated April 25, 2008.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CV THERAPEUTICS, INC.

Date: April 25, 2008	By:	/s/ TRICIA BORGA SUVARI
TRICIA BORGA SUVARI
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated April 25, 2008.